Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:    Glenn Eanes

 Vice President and Treasurer

 540-665-9100

AMERICAN WOODMARK CORPORATION
DECLARES CASH DIVIDEND

Winchester, Va. (August 26, 2005) — American Woodmark Corporation (NASDAQ/NM: AMWD) today announced a quarterly cash dividend of $0.03 per share to be paid on September 23, 2005, to shareholders of record on September 9, 2005.

American Woodmark Corporation, located in Winchester, Virginia, is the third largest manufacturer of kitchen and bath cabinets in the United States. Offering more than 230 cabinet lines in a wide variety of designs, materials and finishes, American Woodmark products are sold through a network of dealers and distributors and directly to home centers and major home builders. The Company, celebrating its 25th anniversary this year, currently operates 15 manufacturing facilities in Arizona, Georgia, Indiana, Kentucky, Maryland, Minnesota, Oklahoma, Tennessee, Virginia and West Virginia, as well as various service centers across the country. American Woodmark has also announced site acquisition for a 16th plant in Western Maryland, which the Company expects to begin construction on later this year.   To find out more about American Woodmark, and view its vast array of cabinet styles, visit its web site at www.americanwoodmark.com.

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